Exhibit 10.30

Re:	8480-8514 Mid County Industrial Drive
St. Louis, Missouri

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (“Seventh Amendment”) has been executed as of the 9th day of February, 2006, by CORNERSTONE INDUSTRIAL FUND I, L.L.C, a Missouri limited liability company (“Landlord”) and ST. LOUIS MUSIC, INC., and Loud Technologies Inc. (hereinafter collectively referred to as “Tenant”).

R E C I T A L S:

A.                      THE REALTY ASSOCIATES FUND III, L.P. (“Prior Landlord”) and Tenant have heretofore executed a Sixth Amendment to Lease dated November 8, 2000. Missouri State Employees’ Retirement System (“First Prior Landlord”) and Tenant have heretofore executed that certain Lease Agreement (the “Original Lease”), dated as of May 23, 1988, as amended by Addendum to Lease dated March 1, 1989, Second Addendum to Lease dated December 3, 1991, Third Amendment to Lease dated March 3, 1994, Fourth Amendment to Lease dated May 9, 1995, and Fifth Amendment to Lease dated as of June 26, 1998 (the Original Lease, as so amended by all Amendments First through Sixth Amendment, is hereinafter collectively called the “Lease”).

B.                        Landlord has acquired the Building and succeeded to all of the Prior Landlord and First Prior Landlord’s Interest under the Lease, as amended. Tenant hereby recognizes CORNERSTONE INDUSTRIAL FUND I, L.L.C., as a Missouri limited liability company, as the Landlord, under the Lease, as amended, and pursuant to this Seventh Amendment.

C.                        Landlord and Tenant desire to execute this Seventh Amendment in order to evidence their agreement to (i) extend the Lease Term and (ii) make certain other amendments to the Lease, all as more particularly set forth in this Seventh Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

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CERTAIN AMENDMENTS

1.                          Lease Term. The Lease Term shall be extended for thirty-nine (39) months, commencing April 1, 2006 and ending June 30, 2009, subject to adjustment or earlier termination as set forth in the Lease, as amended herein.

2.                          Reduced Premises. Effective as of July 1, 2006, and subject to the terms and conditions set forth in this Seventh Amendment, the Lease shall be amended to reflect that the Premises shall be reduced from the current square footage of 78,531 rentable square feet to approximately 46,000 rentable square feet. The reduced premises of approximately 46,000 rentable square feet will hereinafter be known as the “Reduced Premises”. Landlord and Tenant will execute a Confirmation Agreement as to the exact location and exact square footage (as verified by an architect) of the Reduced Premises, which shall be outlined on a cross-hatched floor plan, which will hereinafter be attached hereto as Exhibit A, which will consist of the Reduced Premises in that certain building known as Mid County 6, located at 8480-8514 Mid County Industrial Drive, St. Louis, Missouri, and as more particularly described in the Lease (the “Building”).

3.                          Base Rent. As of April 1, 2006, the Base Rent during the Seventh Amendment Term shall be as follows:

Period:	Monthly Base Rent:		Square Footage:		Annual Base Rent per R.S.F.:	Monthly Base Rent per R.S.F.:
4/1/06 - 6/30/06	$3.85	p.s.f.	78,531	s.f.	$302,344.35	$25,195.36
7/1/06 - 6/30/07	$3.85	p.s.f.	46,000	s.f.	$177,100.00	$14,758.33
7/1/07 - 6/30/08	$3.95	p.s.f.	46,000	s.f.	$181,700.00	$15,141.67
7/1/08 - 6/30/09	$4.05	p.s.f.	46,000	s.f.	$186,300.00	$15,525.00

The Base Rent shall be due and payable in equal monthly installments, with each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever. Prior to April 1, 2006, Tenant shall continue to pay Base Rent for the Premises as set forth in the Sixth Amendment to Lease. The Square Footage, Monthly Base Rent per Square Foot, and Annual Base Rent per Square Foot, shall be adjusted from the approximately 46,000 square foot amounts as stated hereinabove, to the actual square footage (as measured by the Architect), and said adjustment shall be included in the Confirmation Agreement.

4.                          “AS IS”. Tenant accepts the Premises in its “as is” condition and acknowledges that Landlord has no obligation to pay or reimburse Tenant for, or otherwise make, any improvements, alterations or additions to the Premises. Notwithstanding the foregoing, Landlord shall do the work and/or pay the following cost in reference to Tenant’s Reduced Premises, being to-wit:

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A.                      Make the demising wall between Tenant’s current space and the Reduced Premises compliant with St. Louis County Code; and

B.                        Install separate meters for electrical service to the Reduced Premises and the vacated premises of Tenant.

5.                          Options. Any renewal option, right of first offer, or any other options Tenant has pursuant to the Lease, as amended, are hereby terminated.

6.                          Brokers/Commission. Tenant and Landlord hereby acknowledge that the foregoing disclosure has been previously made:   Colliers Turley Martin Tucker Agent Jeff Hawley was the Landlord’s Agent (the “Listing Broker”) and was serving solely as Agent for the Landlord in connection with this Lease. Colliers Turley Martin Tucker, Agent, Mike Statter, was the Tenant’s Agent and was serving solely as Agent for Tenant in connection with this Lease. Both Landlord and Tenant acknowledge that this disclosure has been made to them. Landlord will pay Tenant’s Agent a commission of two percent (2%), being $12,413.72.

7.                          Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Seventh Amendment.

8.                          Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effective in accordance with its terms. Tenant represents to Landlord that Tenant (a) is currently unaware of any default by Landlord under the Lease; and (b) has full power and authority to execute and deliver this Seventh Amendment and this Seventh Amendment represents a valid and binding obligation of Tenant enforceable in accordance with its terms.

9.                          Governing Law. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Missouri.

10.                    Counterparts. This Seventh Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Seventh Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Seventh Amendment signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, this Seventh Amendment has been executed as of (but not necessarily on) the date and year first above written.

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Dated: 2/9, 2006	LANDLORD:

CORNERSTONE INDUSTRIAL FUND I, L.L.C.

	By:	/s/ [ILLEGIBLE]
Its Managing Member

Dated: 2/7, 2006	TENANT:

ST. LOUIS MUSIC, INC., a Missouri corporation

	By:	/s/ Donald J. Collins
	Name:	Donald J. Collins
	Title:	Vice President

LOUD TECHNOLOGIES INC., a Washington corporation

	By:	/s/ Tim O’ Neil
	Name:	Tim D. Neil
	Title:	CFO

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Re:	8480-8514 Mid County Industrial Drive
St. Louis, Missouri

SIXTH AMENDMENT TO LEASE

THE STATE OF MISSOURI	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ST. LOUIS	§

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) has been executed as of this 8th day of November, 2000, by THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership (“Landlord”) and ST. LOUIS MUSIC, INC. (“Tenant”).

R E C I T A L S:

A.                      Missouri State Employees’ Retirement System (“Prior Landlord”) and Tenant have heretofore executed that certain Lease Agreement (the “Original Lease”), dated as of May 23, 1988, as amended by Addendum to Lease dated March 1, 1989, Second Addendum to Lease dated December 3, 1991, Third Amendment to Lease dated March 3, 1994, Fourth Amendment to Lease dated May 9, 1995, and Fifth Amendment to Lease dated as of June 26, 1998 (such Original Lease, as so amended, is hereinafter called the “Lease”), pursuant to which Tenant leased from Prior Landlord approximately 45,984 square feet (the “Original Premises”) in that certain warehouse building and related improvements more particularly described in the Lease (the “Project”).

B.                        Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) extend the term of the Lease, (ii) expand the Original Premises; and (iii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows, subject to the contingencies set forth in this Amendment:

Article I

CERTAIN AMENDMENTS

SECTION 1.01.                          Additional Premises. Effective as of February 1, 2001, or such later date as described in Section 1.07 below (such data being the “Effective Date”), and subject

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to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises shall be hereby expanded to include the premises outlined on the crosshatched floor plan attached hereto as Exhibit A (the “Additional Premises”) consisting of approximately 32,547 rentable square feet (the Original Premises and the Additional Premises being collectively referred to as the “Premises”) In that certain building known as Mid County 6, located at 8480-8514 Mid County Industrial Drive, St. Louis, Missouri, and more particularly described in the Lease (the “Building”). As of the Effective Date, Exhibit A to the Lease shall be amended to include Exhibit A attached to this Amendment. Accordingly, the Premises shall consist of 78,531 rentable square feet in the Building.

SECTION 1.02.                          Lease Term. The term of the Lease is hereby extended for a period of five (5) years from the Effective Date, unless otherwise terminated in accordance with its express terms. Tenant has no further renewal or extension options and any such rights in the Lease are deleted.

SECTION 1.03.                          Base Rent. Tenant must pay Landlord, commencing on the Effective Date and continuing on the first day of each month thereafter throughout the term, Base Rent for the entire Premises in the amounts set forth below:

Lease Year	Annual Rate per R.S.F.	Monthly Amount

1 - 3	$4.00	$26,177.00
4 - 5	$4.15	$27,158.64

The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever. As used herein, “Lease Year” means each consecutive twelve-month period beginning with the Effective Date, except that if the Effective Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Effective Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

SECTION 1.04.                          Additional Rent. As of the Effective Date, Tenant must pay Landlord, as additional rent, Tenant’s proportionate share of (a) any increases in real estate taxes and insurance premiums above that incurred during the 2000 calendar year, (b) all common area maintenance and similar charges, which is currently estimated at $0.35 per square foot for the 2000 calendar year and (c) Tenant’s Proportionate Share shall be increased to take into account the Additional Premises. The foregoing payments must be made at the time and in the manner set forth in the Lease. Tenant shall remain responsible for all utilities.

SECTION 1.05.                          Right of First Offer. Landlord grants Tenant a right of first offer subject to Exhibit C attached hereto. Tenant shall have no further rights to lease space in any other premises in the Building and all such rights in the Lease are deleted.

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SECTION 1.06.                          AS IS. Tenant accepts the Additional Premises “as is” “where is”  without representation or warranty, without any obligation to alter, remodel, improve, repair or decorate any part of the Additional Premises, except as set forth on Exhibit B attached hereto.

SECTION 1.07.                          Availability. Landlord and Tenant acknowledge that there is currently an existing tenant occupying the Additional Premises. If the Additional Premises are not available at the estimated time, Tenant agrees to take such Additional Premises at the time of availability. Landlord shall have no liability to Tenant if the current tenant holds over or the Additional Premises do not become available. If the Additional Premises do not become available on or before March 31, 2001. Tenant, as its sole remedy, may terminate this Amendment upon written notice to Landlord given on or before April 1, 2001.

SECTION 1.08.                          Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. The reference to “$500,000” in Section 13 of the Original Lease is hereby amended to “$3,000,000” and the reference to “$50,000” is amended to “$1,000,000.”

Article II

MISCELLANEOUS

SECTION 2.01.                          Ratification, The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms, Landlord and Tenant acknowledge that no brokers have been involved in this Amendment other than Sansone Group DDR/LLC (“Sansone”) and that Landlord shall be liable for any commission that is due to Sansone. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any other broker with respect to this Amendment resulting from the acts of such party, but not otherwise.

SECTION 2.02.                          Notices. All notices to be delivered to Landlord under the Lease or otherwise with respect to the Premises shall, unless Landlord otherwise notifies Tenant, be delivered to Landlord in accordance with Paragraph 21 the Lease to the following address:

c/o TA Realty Corporation
25 State Street, 10th floor
Boston, Massachusetts 02109
Attention: Asset Manager

SECTION 2.03.                          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Missouri.

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SECTION 2.04.                          Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership

By:	Realty Associates Fund III LLC, a Delaware limited liability company, its sole general partner

	By:	Realty Associates Fund III Trust, a Massachusetts business trust, sole Member

	By:	/s/ Henry G. Brauer
	Name:	Henry G. Brauer
	Title:	Regional Director

By:	Realty Associates Fund III Texas Corporation, a Texas corporation general partner

	By:	/s/ Henry G. Brauer
	Name:	Henry G. Brauer
	Title:	Regional Director

TENANT:

ST. LOUIS MUSIC, INC.

By:	/s/ Donald J. Collins
Name:	Donald J. Collins
Title:	Vice President - Finance

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EXHIBIT B

LANDLORD’S WORK

Tenant hereby accepts the Additional Premises in their “AS–IS” condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Notwithstanding the foregoing, Landlord agrees to install 2 - 3 openings in the existing demising wall, using available Project standard colors and materials, at Landlord’s sole cost and expense, on or before the Effective Date, subject to the terms of the Lease.

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EXHIBIT C

ONE-TIME RIGHT OF FIRST OFFER

Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a “Prior Tenant”), Landlord hereby grants to Tenant for the term of the Lease a one-time right of first offer for the space shown on Exhibit C-l (collectively, the “ROFO Space”), to be exercised in accordance with Subsection A below.

A.                      If any ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall so notify Tenant (“Landlord’s ROFO Notice”) identifying the available ROFO Space (the “Subject ROFO Space”). Landlord’s ROFO Notice may be given up to seven (7) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the Subject ROFO Space for lease to the market. Tenant shall notify Landlord within thirty (30) days of receipt of Landlord’s ROFO Notice whether it desires to lease the Subject ROFO Space on the terms set forth in Landlord’s ROFO Notice. If Tenant does not notify Landlord within said thirty (30) day period that it will lease the Subject ROFO Space. Tenant shall be deemed to have refused the Subject ROFO Space. After any refusal, Tenant shall have no further right of first offer for any ROFO Space and Landlord shall be free to lease such space to any party for any term on terms and conditions acceptable to Landlord and this Exhibit C shall terminate. If Tenant exercises its right of first offer wish respect to the Subject ROFO Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease (but in no event less than three (3) years) on (a) the terms specified in Landlord’s ROFO Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord’s ROFO Notice, except that Tenant shall have no further renewal or expansion rights.

B.                        Tenant’s right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer. Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet and portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the ROFO Space is added to the Premises.

C.                        Promptly after Tenant’s exercise of its right of first offer, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rental, Tenant’s proportionate share and any other appropriate terms changed by the addition of the ROFO Space. Within ten (10) days thereafter, Tenant shall execute and return the amendment.